PRELIMINARY COPY

Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, and 3.	For	Against	Abstain

1.          To adopt the Agreement and Plan of Merger dated July 27, 2012 by and between Gaylord Entertainment Company and Granite Hotel Properties, Inc., a wholly-owned subsidiary of Gaylord, which is part of restructuring transactions intended to enable us to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

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2.          To approve the issuance of up to 34,000,000 shares of our common stock as part of a one-time special distribution related to the distribution of our accumulated earnings and profits to stockholders in connection with the REIT conversion.

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3.          To permit our board of directors to adjourn the special meeting, if necessary, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposals.

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NOTE: The proxies are further authorized to vote in their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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GAYLORD ENTERTAINMENT COMPANY Special Meeting of Stockholders September 19, 2012 9:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Colin V. Reed, Ralph Horn and Carter R. Todd, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GAYLORD ENTERTAINMENT COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM, CDT on Wednesday, September 19, 2012, at the Gaylord Opryland Resort and Convention Center, 2800 Opryland Drive, Nashville, TN, and any adjournment or postponement thereof. The stockholder(s) hereby revokes any proxy heretofore given and directs said proxies to vote or act as indicated on the reverse side hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also provides voting instructions for shares held by Wilmington Trust, the Trustee for the Company’s 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received. This card should be voted by 11:59 p.m. Eastern time on September 17, 2012, for the Trustee to vote the plan shares.

Continued and to be signed on reverse side